UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007 (October 24, 2007)

ROCK OF AGES CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-29464	03-0153200
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

772 Graniteville Road, Graniteville Vermont	05654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 476-3121

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION

FORM 8-K

Item 1.01	Entry Into a Material Definitive Agreement

On October 24, 2007, the Company signed the Amended and Restated Financing Agreement with its lenders, The CIT Group – Business Credit and Chittenden Trust Company (the “Financing Agreement”). Pursuant to the Financing Agreement, the Company’s existing credit facility has been replaced by a five year, $50,000,000 credit facility, consisting of a $20,000,000 revolving line of credit and a $30,000,000 term loan facility. Currently, the outstanding balance on the revolving line of credit is approximately $9 million and the outstanding balance under the term loan facility is approximately $19.2 million. Availability under the revolving line of credit is based on eligible accounts receivable, inventory and certain fixed assets. The $2 million reserve against availability under the revolving line of credit which was in effect under the prior credit facility has been removed. The credit facility has a multi-tiered interest rate above or below prime and above LIBOR based on the Company’s leverage ratio. The current interest rate on the revolving line of credit is the Chase Bank prime rate (or, if elected, LIBOR plus 2%), and interest on the outstanding balance under the term loan facility is the Chase Bank prime rate, plus .25% (or, if elected, LIBOR plus 2.25%). The Financing Agreement also places restrictions on the Company’s ability to, among other things, sell assets, participate in mergers, incur debt, pay dividends, make capital expenditures, repurchase stock and make investments or guarantees, without the approval of the lenders. The Financing Agreement also contains certain covenants for a minimum operating cash flow to debt service ratio, and a maximum leverage ratio.

The foregoing description of the Financing Agreement is qualified in its entirety by reference to the Amended and Restated Financing Agreement attached hereto as Exhibit 10.1 and incorporated by reference hereof.

Press Release

On October 24, 2007, the Company issued a press release announcing the new credit facility, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Amended and Restated Financing Agreement
99.1	Press Release dated October 24, 2007

ROCK OF AGES CORPORATION

FORM 8-K

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: October 25, 2007

By: /s/ Michael B. Tule
Michael B. Tule
Senior Vice President/General Counsel

Exhibit Index

Number	Description
10.1	Amended and Restated Financing Agreement
99.1	Press Release dated October 24, 2007

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